Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sparton Corporation
Schaumburg, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-82380, 333-156388, 333-164057 and 333-194917) of Sparton Corporation of our report dated June 30, 2015, except for Notes 3, 4 and 14 which are as of July 23, 2015, relating to the consolidated financial statements of Hunter Technology Corporation and Subsidiaries, which appears in this Form 8-K/A.
/s/ BDO USA, LLP
Grand Rapids, Michigan
July 23, 2015